SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2006

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-116890	30-0226902
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

20022 Creek Farm, San Antonio, Texas 78259
Address of principal executive offices

Registrant’s telephone number: (210) 418-5177

College Oak Investments, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

          Effective as of January 17, 2006, our Board of Directors appointed Richard d’Abo, age 49, as a member of the Board of Directors. He is presently a transaction partner at The Yucaipa Companies, a leading private equity firm. From 1995 through 2003, Mr. d'Abo was a private investor, and served as a consultant to numerous companies both public and private regarding acquisitions and related financings. From 1988 to 1994, Mr. d'Abo was a partner at The Yucaipa Companies and was instrumental in the creation of financing structures for seven acquisitions totaling approximately $1.0 billion.

          In April of 2005, Mr. d’Abo purchased one of our convertible promissory notes in the principal face amount of $180,000. This note accrues interest at 10% per annum, matures on April 7, 2006 and is convertible into an aggregate of up to 936,000 shares of our common stock. On April 29, 2005, we issued to Mr. d’Abo, a stock option, exercisable for up to 250,000 shares of our common stock, at an exercise price of $.05 per share. Such stock option is fully vested and expires on April 28, 2010.

          On December 27, 2005, our Board of Directors appointed Richard M. Cohen, age 54, to serve as our Chief Financial Officer. Since 2003, Mr. Cohen has served as a director of Dune Energy, Inc., a publicly traded E&P company, for which he served as Chief Financial Officer from November 2003 to April 2005. Since 1996, he has been the President of Richard M. Cohen Consultants, a financial services consulting company that accepts engagements from public and private companies to assist with their corporate governance and corporate finance needs. During 1999 Mr. Cohen served as the President of National Auto Credit, a publicly traded sub-prime auto finance company. From 1992 to 1995 Mr. Cohen was the President of General Media, then an international diversified publishing and communications company. Mr. Cohen is a Certified Public Accountant (New York State). He received a BS from The University of Pennsylvania (Wharton) and an MBA from Stanford University.

          On December 27, 2005, we issued to Mr. Cohen a stock option, exercisable for up to 175,000 shares of our common stock, at an exercise price of $0.94 per share. Such stock option is fully vested and expires on December 26, 2010.

Item 5.03.	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

          On January 17, 2006, we changed our name from College Oak Investments, Inc. to Baseline Oil & Gas Corp., by filing our amended and restated Articles of Incorporation with the Secretary of State of Nevada. Except for the change in our name, our amended and restated Articles did not alter any other provision of our Articles of Incorporation. Our Board of Directors and shareholders approved our name change. Our shareholders may continue to make sales or transfers using stock certificates which have our old name imprinted on them.

          In addition, we have been advised by the NASD that, as of January 19, 2006, the trading symbol for our common stock on the OTC Bulletin Board will be changed from “COKV” to “BOGA”.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit 3.1	Registrant’s Amended and Restated Articles of Incorporation.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2006

BASELINE OIL & GAS CORP.

By:	/s/ Carey G. Birmingham

Carey G. Birmingham, President

Exhibit Index

Exhibit 3.1	Registrant’s Amended and Restated Articles of Incorporation.